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[Cenveo logo]

                                                    Exhibit 99.1

                                                                  NEWS RELEASE

                          CENVEO UPDATES SHAREHOLDERS
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STAMFORD, CT - (OCTOBER 2, 2006) - Robert G. Burton, Sr., Chairman and Chief
Executive Officer of Cenveo, Inc. (NYSE: CVO), today gave shareholders of Cenveo the following update:

"As we close the third quarter, we continue to see strength across all of our business units. Our performance this quarter was highlighted by record backlogs in our envelope business and solid operational improvement in our commercial segment. It is clear to me that the benefits of our cost savings initiatives are yielding their desired effect. The strong momentum that we have gained throughout the year is strengthening in the back half. I look forward to sharing with our shareholders all of the company's recent positive successes in more detail on our third quarter conference call on November 9th."

"We remain committed to successfully completing the Banta acquisition which we first proposed in August. I believe that our proposal is in the best interests of both companies' respective shareholders and will create a dynamic print powerhouse better able to serve the needs of our customers. We continue to wait for Banta's response to our proposal to acquire Banta for $47 per share. Besides Banta, we currently are evaluating several other strategic acquisition opportunities. As I have previously stated, we will continue to look to grow the company both organically and through thoughtful, strategic acquisitions of quality companies in higher growth sectors of the printing marketplace."

"Personally, I am extremely pleased about the progress the Company has made in the year since our management team arrived, and I remain as optimistic about Cenveo's 2006 performance and its long term prospects. As the Company's senior manager and largest individual shareholder, owning approximately 7% of the Company's shares, I remain focused on delivering the type of results that our shareholders expect. "


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CENVEO, INC. (NYSE: CVO - News), http://www.cenveo.com, IS ONE OF NORTH
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AMERICA'S LEADING PROVIDERS OF PRINT AND VISUAL COMMUNICATIONS WITH ONE-STOP
SERVICES FROM DESIGN THROUGH FULFILLMENT. THE COMPANY'S BROAD PORTFOLIO OF SERVICES AND PRODUCTS INCLUDE, COMMERCIAL PRINTING, ENVELOPES, LABELS AND BUSINESS DOCUMENTS THROUGH A NETWORK OF OVER 80 PRODUCTION, FULFILLMENT AND DISTRIBUTION FACILITIES THROUGHOUT NORTH AMERICA.


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Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual result to differ materially from such forward-looking statements. Those assumptions, risks and uncertainties include, without limitation: (1) uncertainties regarding future growth and our ability to successfully integrate acquisitions; (2) substantial indebtedness impairing our financial condition and limiting our ability to incur additional debt; (3) indebtedness imposing significant restrictions on our business; (4) additional indebtedness exacerbating the above factors; (5) debt instruments providing cross defaults causing all debt to become due and payable as a result of a default under an unrelated debt instrument; (6) our history of losses and uncertain return to consistent profitability; (7) the absence of long-term customer agreements in our industry, subjecting our business to fluctuations;
(8) factors affecting the U.S. postal services; (9) increases in paper costs and decreases in its availability; (10) availability of alternative delivery media; (11) intense competition; (12) supply, availability, and costs of raw materials and components; (13) fires or explosions at any of the Company's facilities; (14) environmental rules and regulations, non-compliance with which may expose the Company to adverse consequences; (15) acquisitions that might be unsuccessful; (16) contract pricing and timing of awards; (17) changing economic and political conditions in the U.S. and in other countries;
(18) dependence on key management personnel; (19) customer product acceptance;
(20) continued access to technical and capital resources; (21) availability of insurance coverage at acceptable terms; (22) changes in accounting or tax rules or pronouncements; (23) actual pension asset returns and assumptions regarding future returns, discount rates, and service costs; (24) changes in cost estimates related to restructuring or relocation of facilities; (25) the timing and extent of changes in interest rates; (26) access to capital markets and the costs thereof; (27) legal proceedings; and (28) other economic, political, and technological risks and uncertainties.


This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would impact the Company's business. Additional information regarding these and other factors


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may be contained in the Parent's filings with the SEC. All such risk factors are difficult to predict, contain material uncertainties that may affect actual results and may be beyond the Company's control.


These risks and uncertainties are set forth under Item 1 and Item 1A, Risk Factors, in Cenveo's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and Cenveo's other SEC filings. A copy of the Annual Report is available at http://www.cenveo.com.
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Inquiries from analysts and investors should be directed to Robert G. Burton,
Jr. at (203) 595-3005.